Exhibit 10.15

AN AGREEMENT	made this 8th day of October Two Thousand and Twenty Four

Parties	BETWEEN (i) the Company detailed as the Landlord in Part I of the Schedule hereto (hereinafter referred to “the Landlord” which expression shall where the context admits include its successor(s) in title and assign(s) and any person(s) or company(ies) for the time being entitled to the immediate reversion expectant upon the term hereby created) of one part and (ii) the person firm or company detailed as the Tenant in Part I of the Schedule hereto (hereinafter referred to “the Tenant”) of the other part.

SECTION I

AGREEMENT

WHEREBY IT IS AGREED as follows:-

1.	Agreement :-

Premises Term Rent and other Charges	1.01	The Landlord shall let and the Tenant shall take ALL THOSE the premises (hereinafter referred to as “the Premises”) forming part of the commercial development known as “The Pacifica Mall ()”(hereinafter referred to as “The Mall”) erected on All That piece or parcel of land registered in the Land Registry as New Kowloon Inland Lot No.6275 (hereinafter referred to as “the Estate”) which Premises and The Mall are more particularly described and set out in Part II of the Schedule attached hereto Together with the use in common with the Landlord and all others having like right of the entrances, staircases, landings, passages, and public toilets and common facilities in The Mall in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord and/or the manager of the Mall (hereinafter referred to as “the Manager”) may from time to time restrict such use And together with the use in common as aforesaid of the lifts and escalators and air cooling services in The Mall (if any and whenever the same shall be operating) subject to the terms and conditions contained herein for the term set forth in Part III of the Schedule hereto (hereinafter referred to as “the Term”), subject to and with the benefit of the Deed of Mutual Covenant incorporating the Management Agreement and the Sub-Deed of Mutual Covenant (if any) affecting the Estate YIELDING AND PAYING therefor throughout the Term the rent and other payments as are from time to time payable or ascertainable in accordance with the provisions set out in Part IV, Part V, Part VA and Part VI of the Schedule hereto and in this Agreement (all of which payments are unless the context otherwise requires or provides hereinafter included in the term “the Rent”) which sums shall be payable exclusive of other outgoings and utility charges and in advance clear of all deductions and set offs on the first day of each calendar month the first and last of such payments to be apportioned according to the number of days in the month included in the Term.

User	1.02	The Tenant agrees to use the Premises only for the purpose set forth in Part VIII of the Schedule hereto and not for any other purposes and in the event that the user of the Premises designated in Part VIII of the Schedule hereto shall specify the sale or supply thereat of any particular class or kind of goods or services the Tenant shall not use the Premises for the sale or provision of any other class or kind of goods services or other purpose whatsoever without the express permission of the Landlord in writing. For the avoidance of any doubt, the Tenant shall not be granted any exclusive right in operating any particular trade/ business in the Mall and the Landlord shall have the absolute right to lease any other shops in the Mall to any third parties carrying on trade/ business which is the same or similar to the user of the Tenant.

SECTION II

RENT AND OTHER CHARGES

2.	The Tenant agrees with the Landlord as follows:-

Rent	2.01	To pay throughout the Term on the days and in the manner hereinbefore provided for payment thereof and in banknotes if so required by the Landlord such calendar monthly rent as is payable in accordance with the provisions of Part IV of the Schedule hereto.

Management Fees	2.02	To pay on the days and in the manner hereinbefore provided the Management Fees set out in Part V of the Schedule hereto and the increased amount thereof that may from time to time become payable as permitted in accordance with the following provisions of this sub-clause namely:-

(a)	The Landlord or its authorized agent(s) reserves the right to revise the amount of the Management Fees payable by the Tenant from time to time during the Term;
(b)	The Landlord’s or its authorized agent’s assessment of the appropriate increase shall be conclusive and binding on the Tenant;
(c)	For the purpose of calculating any increase in the Management Fees payable by the Tenant in accordance with the provisions set out above the following items and costs thereof will be deemed to constitute the operating costs of The Mall :-

(i)	The cleansing of all common areas, common facilities, lobbies and toilets and signs of The Mall whether external or internal and all external windows or glass where the cost of such cleansing is not the responsibility of a particular tenant or occupier of The Mall;
(ii)	The lighting of all common areas, lobbies and signs of The Mall whether external or internal;
(iii)	Maintenance and repairs of and to the common areas and common facilities of The Mall and its exterior, all approach ways, car parks and other facilities at on or for the benefit of The Mall its tenants and users thereof excluding the cost of any structural work and the cost of any work the payment of which is the responsibility of a particular tenant or occupier of The Mall;
(iv)	Gardening and landscaping expenses in and around The Mall reasonably incurred by the Landlord;
(v)	Maintenance and repairs of and to the security systems installed at and within The Mall;
(vi)	Costs and expenses of providing staff at and for the benefit of The Mall including the Manager and supporting staff building supervisors caretakers guards carpark attendants traffic supervisors and maintenance operatives;
(vii)	All running costs including electricity and any other source of power used in respect of air-conditioning, ventilation, heating or cooling plant and equipment condenser, water supply system, chilled water supply system, lifts, escalators and any other mechanical services and appurtenances installed by the Landlord in the Premises (if any), common areas or elsewhere in The Mall, the cost of which is not the responsibility of the individual tenants of The Mall under the terms of their leases or tenancy agreements;
(viii)	All maintenance and repair costs in respect of air-conditioning, ventilation, heating or cooling plant and equipment condenser, water supply system, chilled water supply system, lifts, escalators and any other mechanical services and appurtenances installed by the Landlord in the Premises (if any), common areas or elsewhere in The Mall, the cost of which is not the responsibility of the individual tenants of The Mall under the terms of their leases or tenancy agreements;

(ix)	Garbage and trade waste disposal;
(x)	Costs and expenses properly incurred by the Landlord in providing facilities for the benefit of The Mall, its tenants and users;
(xi)	All Government rent and rates assessed to be paid in respect of any areas not leased to individual tenants;
(xii)	The premia in respect of all insurances held by the Landlord in respect of The Mall its contents of whatsoever nature, staff employed at The Mall and any other risk relating to the Landlord’s ownership or interest in The Mall;
(xiii)	All running costs which are now or may at any time during the Term be charged or imposed upon or payable in respect of the Premises and The Mall under the provisions of the Deed of Mutual Covenant Incorporating Management Agreement registered in the Land Registry by Memorial No.05060900820023 relating to the Estate (hereinafter referred to as “the Deed of Mutual Covenant”) or of any deeds or documents of similar nature (if any) under which the Premises and the Mall are subject or a due proportion of the costs, charges and expenses for the maintenance, repair, lighting, cleansing, operating and servicing of the common parts or areas of the Estate and the common services or facilities thereof;
(xiv)	Costs and expenses properly incurred by the Landlord or the Manager in providing shuttle bus service (if any) and festive decorations (if any) for the benefit of The Mall its tenants and users;
(xv)	Any contribution towards any sinking fund charged or imposed in respect of the Premises;
(xvi)	All costs and expenses incurred by the Landlord and/or the Manager in supplying air-conditioning to the common area and for operation, cleaning, repair and maintenance of the same.

(d)	It is envisaged that certain of the services aforesaid will be operated jointly for the benefit of The Mall and other parts or areas of the Estate. In this event the Landlord shall be entitled to allocate the costs of providing such services among the tenants of The Mall and the Landlord’s decision thereon shall be conclusive and binding on the tenants.

Air-conditioning Charges	2.03

To pay on the days and in the manner hereinbefore provided the Air-conditioning Charges as set forth in Part V of the Schedule hereto Provided Always that the Landlord or its authorized agent(s) may at its sole discretion revise the Air-conditioning Charges at any time and from time to time during the Term to cover any variation in the costs to the Landlord for the operation, repair and maintenance of the air-conditioning service to the Premises and amortization of air-conditioning equipment provided by the Landlord and the Landlord’s assessment of the revised Air-conditioning Charges shall be conclusive and the Landlord or its authorized agent(s) shall serve a notice in writing upon the Tenant who shall pay on the days and in the manner hereinbefore provided the revised Air-conditioning Charges commencing on the date as stated in the said notice from the Landlord in lieu of the charges stated in Part V of the Schedule hereto or any revised Air-conditioning Charges paid by the Tenant immediately prior to the date as stated in the said notice from the Landlord, as the case may be. All running, operating, maintenance, cleaning and repair costs associated with the use of VRV indoor unit or other air handling plant installed at the Premises will be borne by the Tenant in addition to the Air-conditioning Charges. The electric power for such VRV indoor unit or other air handling plant installed within or exclusively for the Premises shall be connected to the Tenant’s electricity supply meter and the Tenant shall pay direct to the supply authority or contractor for the electric power thereby consumed.

Promotional Levy	2.04	To pay on the days and in the manner hereinbefore provided the Promotional Levy set out in Part VA of the Schedule hereto and any increased amount thereof permitted in accordance with the provisions of this Clause namely:-

(a)	The Landlord or its authorized agent(s) reserves the right to revise the amount of the Promotional Levy payable by the Tenant from time to time during the Term;
(b)	When any notice of increase shall be sent by the Landlord or its authorized agent(s) to the Tenant the Landlord’s assessment of the increase shall be conclusive and binding on the Tenant.

The said Promotional Levy will be applied by the Landlord for all or any of the following purposes:-

(a)	The promotion and publicizing of The Mall for the conjoint benefit of business operating conditions therein;
(b)	The advertising of The Mall and the conduct of promotional activities therein.

Government Rent	2.05	To pay and discharge punctually during the Term all Government Rates quarterly in advance on the first day of the calendar month within the months of January, April, July and October provided that the first payment thereof shall be paid on the signing of this Agreement and also to pay and discharge all taxes, assessments, duties, charges, impositions and outgoings whatsoever of an annual or recurring nature now or hereafter to be imposed or charged on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority (Property Tax alone excepted).

2.06	(a)	In the event of the Premises not yet having been assessed to Government Rates in accordance with the Rating Ordinance (Chapter 116 of the Laws of Hong Kong) or the demand notes for Government Rates have not been issued, the Tenant shall pay to the Landlord on monthly basis in advance a sum of money equivalent to 5% or any other per centum of the rent (or, as the case may be, the Basic Rent) currently payable for that month of a year as Provisional Rates;
	(b)	The Landlord shall have the absolute right and power to pay (without any notice to the Tenant) the same to the Government upon receipt of the demand note for Government Rates;
	(c)	If the amount of such Provisional Rates shall be insufficient to pay the Government Rates then and in such case the Tenant shall forthwith pay to the Landlord the deficiency thereof and on the other hand if the amount shall be in excess of the Government Rates payable the Landlord shall within thirty (30) days refund to the Tenant any surplus thereof; This clause shall survive termination or sooner determination of this tenancy for so long as it is necessary to give effect thereto;
	(d)	The first payment of such Provisional Rates shall be made on the signing of this Agreement.

2.07	In the event of re-assessment of rateable value of the Premises by the Government during the Term, the Tenant shall waive all right as tenant to serve proposal for alteration of the new rateable value assessed by Rating & Valuation Department and shall abide by the decision of the Landlord in the matter.

Government Rent	2.08	To pay and discharge punctually during the Term all Government rent quarterly in advance on the first day of the calendar month within the months of January, April, July and October provided that the first payment thereof shall be paid on the signing of this Agreement.

(a)	In the event of the Premises not yet been assessed to Government rent by the Government or the demand notes for Government rent have not been issued, the Tenant shall pay to the Landlord on monthly basis in advance a sum of money equivalent to 3% or any other per centum of the rent (or, as the case may be, the Basic Rent) currently payable for that month of a year as Provisional Government rent;

(b)	The Landlord shall have the absolute right and power to pay (without any notice to the Tenant) the same to the Government upon receipt of the demand note for Government rent;
(c)	If the amount of such Provisional Government rent shall be insufficient to pay the Government rent then and in such case the Tenant shall forthwith pay to the Landlord the deficiency thereof and on the other hand if the amount shall be in excess of the Government rent payable the Landlord shall within thirty (30) days refund to the Tenant any surplus thereof; This clause shall survive termination or sooner determination of this tenancy for so long as it is necessary to give effect thereto;
(d)	This first payment of such Provisional Government rent shall be made on the signing of this Agreement.

Utility Charges & Deposits	2.09	To pay and discharge all deposits and charges in respect of gas, water, electricity, air-conditioning and telephone as may be shown by or operated from the Tenant’s own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises and to produce to the Landlord within a reasonable time after demand made by the Landlord receipts for gas water electricity air-conditioning and telephone charges paid by the Tenant.

Cleaning Charges	2.10	To pay the costs of daily cleaning of the interior of the Premises undertaken by a contractor which is of reasonably competent skill by relevant industry standard to be recommended or approved in advance by the Landlord.

Fees of conducting business	2.11	To pay and discharge all fees and charges in connection with conducting of the business or any activities inside or in connection with the Premises including but not limited to licence or permit fees and environmental improvement charges etc.

Non-payment of	2.12	The Government Rent, Government Rates. Management Fees, Air-conditioning Rent Charges, Promotional Levy, Utility charges and/or any other charges payable under this Agreement shall be paid as additional rent and the Landlord shall be entitled to treat any non-payment thereof as non-payment of Rent and recover the same accordingly.

SECTION III

TENANT’S OBLIGATIONS

3.	The Tenant hereby covenants undertakes and agrees with the Landlord as follows:-

Compliance with Ordinances	3.01	To obey, observe and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-Laws, rules and requirements (including the terms and conditions contained in the Agreement and Conditions of Grant registered in the Land Registry as Conditions of Sale No.12570 (herein referred to as “the Grant’) of any Governmental or other competent authority relating to the use and occupation of the Premises, and to indemnify the Landlord against any loss or damage suffered by the Landlord as a result of or caused by any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee (for the purpose of this Agreement, “licensee” shall mean any person present in, using or visiting the Premises with the express or implied consent of the Tenant) of the Tenant and without prejudice to the foregoing to obtain any licence, approval or permit required by any Governmental or other competent authority in connection with the Tenant’s use or occupation of the Premises prior to the commencement of the Tenant’s business and to maintain the same in force and in all respects comply with the terms and conditions thereof throughout the Term and to indemnify the Landlord against the consequences of any breach of this provision.

Fitting Out	3.02	To fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord and the Manager in a good and proper workmanlike fashion using good quality materials approved by the Landlord and in all respects in a style appropriate to operate within a first class shopping mall and/or commercial complex. Such fitting out to include but not be limited to the following:-

(i)	Connection and reticulation of all electrical wiring including wiring to air-conditioning plant and to light fittings together with control switching etc. within the Premises;
(ii)	Any alteration to the fire-fighting system necessitated by the Tenant’s layout of the Premises the same to be in all respects in accordance with all permits and consents and in compliance with the requirements of the Fire Services Department;
(iii)	Any installation of air-conditioning ducting and diffusers that may be required by the Tenant’s internal layout of the Premises PROVIDED that if the Tenant’s fitting out proposals should require the modification or relocation of any air handling equipment installed at the Premises the Tenant shall pay all costs incurred by the Landlord and its contractors in connection with such modification or relocation;
(iv)	Internal decoration, furnishings and specialized Tenant’s equipment;

Provided that

(a)	any and all work involving any alteration to or modification of or in any way associated with the fire-fighting system and air-conditioning system must be carried out only by contractors, which (a) possess reasonably competent skill by relevant industry standard; and (b) have been registered with the Landlord in the list(s) of such contractors which have been approved by the Landlord basing on the abovementioned requirements and criteria including in particular the maintenance contractor(s) who have/ has been engaged by the Landlord for each relevant work (if any) while any and all work involving any alteration to or modification or in any way associated with the electrical system, security system, the plumbing and drainage system and piping can be carried out by contractors of reasonably competent skill by relevant industry standard recommended or approved by the Landlord and the Landlord’s approval thereon shall be final and binding on the Tenant. All works to be carried out by the Tenant, its contractors or sub-contractors shall be carried out in accordance with the fitting-out rules to be issued by the Landlord or its authorized agent(s) from time to time and to be signed by the Tenant prior to commencement of Tenant’s works and the Tenant will pay to the Landlord or its authorized agent(s) such fitting out deposit and such fitting out co-ordination fee and such reinstatement deposit the Landlord or its authorized agent(s) deems appropriate;
(b)	the Tenant will not cause or permit to be made any subsequent variation to the approved fitting out plans and specifications or to the approved interior design or layout of the Premises without the previous approval in writing of the Landlord and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any fees and/or costs incurred by the Landlord in consulting its architect and/or specialist consultants in respect of such variation;

(c)	the Tenant shall submit four (4) sets of all relevant fitting out and decoration plans and drawings showing sufficient details of the design and construction of all fitting out and decoration works of interior work including but not limited to the followings to the Landlord and the Manager for comments and approval and not to commence any fitting out and decoration works before such plans and drawings are approved by the Landlord and the Manager and to pay or reimburse to the Landlord on demand for the fees of all architectural mechanical, electrical and structural engineering consultants and other professional fees incurred according to the fee notes or bills rendered by any such consultants and/or professionals in connection with the consideration for such plans and drawings (if any) and to pay to the Landlord such amount as the Landlord may in its absolute discretion prescribe as the approval and vetting fee for the approval of such plans and drawings {if any). Delays howsoever occasioned in the Tenant’s submission/resubmission of decoration and fitting out plans and drawings and specifications of interior finish/work and in the approval of the same including any delay on the part of the Landlord in the approval of the same shall not entitle the Tenant to any claim, loss, liabilities, damages, right or action against the Landlord and shall not give rise to any extension of the Rent Free Period (if any) or affect the commencement of the Term and the payment of the Rent, Government Rates, Government Rent, Management Fees, Air-conditioning Charges, Promotional Levy and all other outgoing charges as shall be due and payable in accordance with the provisions hereof;

(i)	General Layout Plan;
(ii)	Air-Conditioning Plan;
(iii)	Fire Services Plan;
(iv)	Reflected Ceiling Plan;
(v)	Electrical Installation Plan;
(vi)	Color Shopfront Perspective Plan;
(vii)	Color Interior Design Perspective Plan;
(viii)	Color Shopfront Signage Plans;
(ix)	Plumbing/ Drainage Plans (if any);
(x)	Material Sample Board of Proposed Finishes/ Fittings.

In carrying out any approved work hereunder the Tenant shall employ or engage building services engineer contractor or contractors approved by the Landlord and the Manager. The Tenant shall procure the qualified building services engineer and the Tenants, servants, agents, contractors and workmen to co-operate fully with the Landlord and all servants, agents and workmen of the Landlord and the Manager. The Tenant shall obey and cause the qualified building services engineers, the Tenant’s servants, agents, contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord’s servants or agents or other authorized representatives in connection with the carrying out of such work and any rules, regulations or procedures as the Landlord and/or the Manager may make or implement from time to time for the fitting out, decoration and alteration of the Premises and shall be responsible for daily removal of all trash, rubbish and surplus building material resulting from the approved works.

(d)	At the cost and expense of the Tenant, hoarding shall be constructed by the Tenant itself (design and content of which subject to prior approval of the Landlord) for the Tenant’s fitting-out and reinstatement works upon the commencement and expiry of this Agreement as well as during any redecoration/alteration works of the Premises. The Tenant shall remove at the request of the Landlord all of the hoarding upon completion of the Tenant’s fitting-out and/or reinstatement works and the Tenant shall also reinstate the Premises to its original condition in accordance with the Landlord’s standard and specification and deliver the same in clean condition to the satisfaction of the Landlord at the expiration or sooner determination of this Agreement.

(e)	The Tenant shall use its best endeavours to ensure that minimum disturbance or inconvenience is caused to other occupants of the Mall and shall ensure that no damage is caused to the Premises or the Mall, or any part thereof, or any fittings fixtures and chattels belonging to the Landlord and/or any occupants of the Mall (other than the Tenant) at the Premises and/or the Mall, or any part thereof and that no injury is caused to any person.

(f)	The Tenant shall, at its own expense, take out insurance policies to provide adequate cover for public liability and for all risks in respect of the Premises and all the building, fitting out, renovation or decoration works to be carried out at or in relation to the Premises and the Tenant shall provide such evidence of the said insurance as may be required by the Landlord or the Manager.

(g)	All works carried out at or in relation to the Premises are at the Tenant’s own risk. The Landlord shall not be responsible, or be held liable, for any loss, damage or injury caused to any property or person arising out of any such works or in connection with the carrying out of any such works.

(h)	The Tenant shall not do, or suffer or permit to be done, anything whereby the Deed of Mutual Covenant and the Sub-Deed of Mutual Covenant (if any) affecting the Premises or the relevant Government land grant instrument affecting the Estate may be breached in any respect or whereby any insurance policy taken out by or on behalf of the Landlord or the Manager in respect of the Premises or the Mall, or any part of it, may be rendered void or unenforceable in any respect or whereby any premium payable under such insurance policy may be increased.

(i)	The Tenant shall indemnify the Landlord against all losses, damages, claims, costs and expenses (including, but not limited to, legal costs and disbursements on full indemnity basis) at any time incurred by the Landlord by reason of, or arising out of, any breach by the Tenant of its obligations under this clause.

Installation of Telephone Cables	3.03	To make its own arrangements with the licensed telecommunication company in Hong Kong with regard to the installation of telephones or other communication systems within the Premises, but the installation of telephone and communication lines cables or wirings outside the Premises must be in the common ducting provided for that purpose and in all respects be in accordance with the Landlord’s directions.

Good Repair of Interior	3.04	To keep all the interior parts of the Premises including the flooring, all internal non-structural walls and interior plaster or other finishing material or rendering to walls floors and ceilings and the shopfront external grilles or shutters (if any) to the Premises and the Landlord’s fixtures and fittings and the Landlord’s Provisions (as hereinafter defined) therein and all additions (whether of the Landlord or the Tenant) thereto including (without limitation and wherever the same shall be installed in or upon the Premises) all escalators, doors, windows, electrical installations, gas installation (if any) and wiring, light fittings, suspended ceiling (if any) fire fighting apparatus and air-conditioning plant and ducting exhaust ducts, scrubber and carbon filters, grease traps and all pipes plumbing and drainage facilities and all painting, papering and decoration for the Tenant’s exclusive use thereof in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated cleansed cleared or replaced and so to maintain the same at the expense of the Tenant and to deliver up the same and all fittings fixtures and additions therein and thereto, other than the Tenant’s fixtures and fittings, to the Landlord at the expiration or sooner determination of the Term in like condition and without prejudice to the generality of the foregoing during the last year of the Term hereby reserved if required by the Landlord to repaint and decorate the interior of the Premises.

Installation of wires cables and services	3.05	To install all wires, pipes and cables and other services serving the Premises in and through the ducts trunkings and conduits in The Mall provided by the Landlord for such purposes (if any) and at all times in accordance with the Landlord’s directions and not to install any such wires, pipes, cables or other services without first providing the Landlord with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlord’s consent in regard thereto and no such installation shall be carried out by the Tenant without the Tenant first providing the Landlord with full particulars and detailed plans and diagrams of such intended installation and obtaining the Landlord’s written approval in regard thereto.

Replacement of Windows	3.06	To pay to or reimburse the Landlord the cost of replacing all broken or damaged windows or shopfront glass whether or not the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Repair of Electrical Installations	3.07	To repair or replace as so required by the appropriate utility company or authority under the terms of the Electricity Ordinance (Chapter 406 of the Laws of Hong Kong) or any statutory modification or re-enactment thereof or Regulations made thereunder by duly authorized contractors, statutory undertaker or authority as the case may be all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant’s meter or meters to and within the same.

Good Repair of Toilets & Water Apparatus	3.08	At the expense of the Tenant to maintain all toilets and sanitary and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant its employees, invitees and licensees) (if any) in good clean and tenantable state and in proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) and/or the competent or Government Authority concerned.

Cleaning & Cleaning Contractors	3.09	To keep the Premises including all external windows lights and shopfront glass at all times in a clean and sanitary state and condition, and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be approved by the Landlord. Such cleaners shall be employed at the expenses of the Tenant.

Cleaning of Drains	3.10	To pay on demand to the Landlord the cost properly incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees, servants, contractors invitees or licensees.

To Permit Landlord to Enter & View	3.11	To permit the Landlord, its agents and all persons authorized by it with or without workmen or others and with or without appliances at all times to enter upon the Premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings therein and to carry out any work or repair required to be done including but not limited to the inspection, installation, erection, repair, replacement and maintenance of cables, wires, conduits, antennae, amplifiers or apparatus of similar nature, etc and such other works for the purpose of enabling or enhancing the provision of electric power, water supplies, air-conditioning and telecommunication services or any other services within the Premises and/or The Mall provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be and no compensation whatsoever shall be payable by the Landlord to the Tenant or any person in respect of any inconvenience, noise, disturbance, loss, damage or injury sustained or suffered by the Tenant or any other person caused by or through or in any way owing to any of the foregoing.

To Execute Repair on Receipt of Notice	3.12	To make good all defects and wants of repair to the Premises for which the Tenant may be liable within the space of fourteen (14) days from the receipt of written notice from the Landlord to repair, amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

Inform Landlord of Damage	3.13	To give prompt notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures and other services or facilities within the Premises.

Protection from Typhoon	3.14	To take all necessary and appropriate precautions to protect the interior of the Premises from rainfall storm or typhoon damage and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

Indemnification of Landlord	3.15	To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or any machinery or plant or any fixtures or fittings or wiring or piping therein or any items installation addition or anything therein or thereto for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of liquid of whatsoever origin to or from the Premises or any part thereof or through the act default or neglect of the Tenant his servants, agents, contractors, licensees, partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury as aforesaid and all costs and expenses incidental thereto.

Third Party Insurance	3.16	To effect and maintain throughout the Term insurance cover in respect of the Tenant’s obligations under Clause 3.15 above and the Tenant shall have the Landlord’s interest as Landlord of the Premises endorsed on the policy of insurance for the sum of not less than HK$10,000,000.00 (Hong Kong Dollars Ten Million only) or at a higher amount as the Landlord thinks fit and shall produce to the Landlord the policy of insurance and a certificate to confirm that the said policy is duly paid up and is valid and subsisting. In the event that the Tenant fails to produce such a policy and certificate and for the better observance of the Tenant’s obligations under Clause 3.15 above to permit the Landlord at the Tenant’s expense and in the name of the Tenant to effect and maintain insurance cover to the satisfaction of the Landlord with a reputable insurance company approved by the Landlord the policy of insurance so effected to be endorsed to show the interest of the Landlord therein and to be in such amount as may be determined by the Landlord and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered, modified, restricted or cancelled without the express prior written consent of the Landlord.

Other Tenant’s Insurances	3.17	To effect and maintain throughout the Term hereby created with an insurance company of repute adequate insurance cover in the full replacement value thereof in respect of the following risks:-

(i)	Glass :	all glass now or hereafter within or forming part of the Premises;
(ii)	Water damage :	including without limitation damage to trade fixtures and fittings occurring in respect of the use or misuse of the fire-fighting sprinkler system installed in the Premises or the misuse of water therein;
{iii)	Fire and extraneous perils :	including adequate cover against loss or damage to stock, fixtures and fittings, articles of a decorative nature and personal effects:

And the Tenant shall have the Landlord’s interest as landlord of the Premises endorsed on the policy of insurance and shall whenever so required by the Landlord produce the policy of insurance and last premium receipt and a certificate from the said insurance company to confirm that the said policy is duly paid up and is valid and subsisting. The Tenant shall notify the Landlord in writing, without delay, of the occurrence of any event covered, or which may be covered, by any insured risk.

Air-conditioning of Premises	3.18	(a)	Where any plant machinery or equipment for cooling or circulating air is installed in or about the Premises (whether by the Landlord or the Tenant) the Tenant will to the extent of the Tenant's control over the same at all times use and regulate the same to ensure that the air-conditioning plant is employed to the best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing will operate and maintain such plant within the Premises as the Landlord may determine.
		(b)	To reimburse the Landlord the cost of repairing or replacing (if incapable of being repaired) any air-conditioning VRV unit(s) or any other part of the air-conditioning system or installation inside the Premises which is damaged or rendered defective by the Tenant or any of its servants or agents or licensees.

Refuse & Garbage Removal	3.19	To be responsible for the removal of refuse and garbage from the Premises to such location as shall be specified by the Landlord and/ or the Manager from time to time and to use only that type of refuse container as is specified by the Landlord and/ or the Manager from time to time. Not to dispose of any garbage or rubbish in any common area except in the place from time to time prescribed by the Landlord or the Manager and until such time as such garbage or rubbish is removed from The Mall to keep the same securely sealed in containers of a design to be approved by the Landlord and to indemnify the Landlord of any reasonable cost of cleaning up any refuse, rubbish, litter or other article or thing disposed of in the common area in contravention of this Clause. Collection service for refuse and garbage may be provided by the Landlord or provided by a service provider of reasonably competent skill by relevant industry standard recommended or approved in advance by the Landlord. In the event that the service for refuse and garbage collection is provided by the Landlord,, the same shall be used by the Tenant and the use of such service provided by the Landlord shall be at the sole cost of the Tenant. For the avoidance of any doubt, in order to enable effective coordination and control to ensure that the service provided is up to a reasonable standard, except with the approval of the Landlord, there shall be no more than one refuse and garbage collection service provider to be engaged for the removal of refuse and garbage from the Premises.

Service Entrances	3.20	To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall be designated by the Landlord and/ or the Manager for this purpose from time to time.

Common Areas	3.21	To pay to or reimburse to the Landlord the cost of repairing any damage caused to any part of the common areas of The Mall occasioned by the Tenant, his licensees, employees, agents or contractors or any other person claiming through or under the Tenant.

Contractors Employees Invitees & Licensees	3.22	To be liable for any act, default, negligence or omission of the Tenant's contractors, servants, employees, invitees or licensees as if it were the act, default, negligence or omission of the Tenant and to indemnify the Landlord against all cost, claims, demands, expenses or liabilities to any third party in connection therewith.

Directory Boards	3.23	To pay the Landlord immediately upon demand the cost of affixing, repairing or replacing as necessary the Tenant's name in lettering to the directory boards at The Mall and in the event of the Landlord providing electronic directory boards or displays the Tenant shall pay in like manner the apportioned cost of including the Tenant's name in and upon such electronic directory boards or displays.

Keep Premises	3.24	At all times to maintain on the Premises an adequate stock of merchandise for Stocked sale and inspection.

Install & Maintain Window Displays	3.25	(a)	To install and at all times to maintain displays of merchandise goods and services in the shopfront windows or show cases contained within the Premises and frontage of the Premises to the satisfaction of the Landlord and to a standard and composition appropriate in the sole opinion of the Landlord in accordance with any guidelines as laid down by the Landlord from time to time to the reputation and standing of The Mall as a first class shopping mall and/or commercial complex and to alter any window or other display of goods or merchandise in or at the Premises immediately upon being required by the Landlord or the Manager so to do on the ground that such displays will in the sole opinion of the Landlord or the Manager prejudice the reputation or standing of The Mall as a first class shopping mall and/or commercial complex.
		(b)	Not to display on any part of the shopfront glass panels or shop windows any sales promotional materials such as flyers, advertisements, stickers. Upon receipt of a written notice from the Landlord, the Tenant shall cause the same to be removed immediately and if such is not removed within the time required, the Landlord reserves the right to remove the same and all costs necessary and incidental to such removal should be borne by the Tenant and the Landlord shall not be liable for any loss or damage caused. Poster stands or notice boards should be designed for the purpose and a copy of the design of the said stands/notice boards shall be submitted to the Landlord for information.
		(c)	To keep the shopfront lights, shop signs, shop windows and shopfront glass panels or shutter (if any) thoroughly clean and tidy throughout the Term to the satisfaction of the Landlord.
		(d)	Not to encumber or obstruct or permit to be encumbered or obstructed any shop window and shopfront glass panel of the Premises. The Tenant shall ensure a smooth customer flow along the entrance of the Premises. The Manager reserves the right to remove and dispose of any articles causing an obstruction.
		(e)	To obtain prior approval from the Landlord for any advertising display at shop windows and shop front glass panels of the Premises, the external wall or other common areas.
		(f)	Not to cause any part of the shopfront (including the shop sign bulkheads, roller shutter hoods etc.) to encroach beyond the boundary of the Premises.
		(g)	Not to use the control area at the entrance within 1 metre or such other distance as may be required by the Landlord from the boundary of the Premises at each entrance for display, promotion counter or any other retail activities which may cause obstruction to crowd circulation.
		(h)	Unless prior written approval is obtained from the Landlord, not to alter the standard shop frontage of the Premises. All the structural fixing details of any shopfront alteration works shall be designed and certified by a qualified structural engineer in order to ensure its structural safety. The shopfront glass panels shall be at least 12mm thick tempered glass or at the Landlord's sole discretion.
		(i)	To ensure that the maximum opening for any shopfront entrance to the Premises is 30% of its width or such other percentage as may be required by the Landlord. Any exception or change to the standard closure is subject to prior written approval by Landlord.
		(j)	To ensure that no opaque portion of Tenant’s shopfront of the Premises shall exceed 20% of its width or such other percentage as may be required by the Landlord.

(k)	To agree and acknowledge that the shopfront designs for the Premises will be in harmony with the design context of the project architecture for the Mall otherwise the same will be rejected. The shopfront designs for the Premises may also require modification if they are similar to a neighbouring shop.
(l)	To install only the standard sign provided by the Landlord at the exterior of the Premises.
(m)	To ensure that no shop signs, advertisement panels and display fixtures of the Premises shall abut to the shopfront glass panels and that space between the sign-boards and the shopfront glass panel shall at least be 150mm and sufficient for the maintenance and cleaning of the internal side of the shopfront glass panels.
(n)	To ensure that all shopfront windows of the Premises are for the display of merchandise only and shall not be obstructed by the Tenant’s fixtures and fittings and that display fixtures/items shall be set back from any part of shopfront window panel by 0.3m or such other percentage as may be required by the Landlord.
(o)	No sales promotional materials such as flyers, advertisements, stickers shall be displayed on any part of the shopfront glass panels or shop windows. Upon receipt of a written notice from the Landlord, the Tenant shall cause the same to be removed immediately and if such is not removed within the time required, the Landlord reserves the right to remove the same and all costs necessary and incidental to such removal should be borne by the Tenant and the Landlord shall not be liable for any loss or damage caused. Poster stands or notice boards should be designed for the purpose and a copy of the design of the said stands/notice boards shall be submitted to the Landlord for information.
(p)	During Normal Business Hours as defined in clause 13.05 of Section XIII, to provide lighting for the shopfront at the Tenant’s sole cost and expenses.
(q)	Not to affix any stickers/logo/silk screening on any part of the shopfront panels or glass door of the Premises.

Keep Shopfront & Shop Sign Lit	3.26

At the Tenant’s expense to keep lit any shopfront windows, showcases and signs of the Premises throughout the hours during which the common areas of The Mall are open to the public and for the better observance hereof the Tenant shall permit the Landlord to control the electrical circuits to the said shopfront windows, showcases and signs and the Tenant shall be required to have such electrical circuits connected and wired to allow the Landlord such control. For the purpose of this Clause shopfront windows shall be deemed to include those parts of the interior of the Premises used for display of merchandise immediately facing the common areas of The Mall or street frontage.

Keep Premises Open & Provide First Class Service	3.27	(i)	To keep the Premises and all parts thereof open for carrying on the trade or business referred to in Clause 1.02 of Section I hereof at all times of the year (except for the period Of fitting-OUt of the Premises which have been approved by the Landlord and/or during Chinese New Year public holidays) during the Normal Business Hours as defined in Clause 13.05 of Section XIII hereof and not to permit or suffer the Premises to be open for business outside Normal Business Hours PROVIDED ALWAYS that the Normal Business Hours may be altered from time to time by the Landlord at its absolute discretion and without prejudice to the generality of the foregoing any suspension of the Tenant's business or part thereof without the prior written consent of the Landlord shall constitute a material breach of this provision entitling the Landlord to determine this Agreement and to recover possession of the Premises;
		(ii)	To keep the roller shutters and metal grilles of the Premises (if any) rolled up to the ceiling of the Premises or to have them opened up throughout the Normal Business Hours as defined in Clause 13.05 of Section XIII hereof;

(iii)	To furnish first class service to patrons and customers and to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of The Mall as a first class shopping mall and/or commercial complex. In particular but without limitation to the generality of the foregoing, the Landlord reserves the right to require the cessation of any activity conducted upon the Premises whether or not previously specifically permitted by the Landlord which causes or in the opinion of the Landlord is likely to cause danger, nuisance or annoyance to other tenants and/or the bona fide patrons of the Tenant or of other tenants or to other occupiers of The Mall or of other parts of the Estate and such danger, nuisance, annoyance or material damage is in the opinion of the Landlord caused by or likely to be caused by the patronage or pursuit of such activity or activities on the Premises.

Rules and Regulations	3.28	To obey and comply with such rules and regulations as may from time to time be made or adopted by the Landlord and/or the Manager in accordance with Section X hereof.

Security System	3.29	To ensure that its own security system within and at the entrance of the Premises is at all times compatible with and linked up to the security system for The Mall provided and operated by the Landlord and/or the Manager.

Yield Up Premises & Handover	3.30	(a)	To yield up the Premises in bare-shell condition with all the Landlord's Provisions (as hereinafter defined) at the expiration or sooner determination of this Agreement in good, clean and tenantable repair and condition in accordance with the stipulations herein contained to the satisfaction of the Landlord together with all keys giving access to all parts of the Premises Provided That where the Tenant has made any alterations or installed any fixtures, fittings or additions in or to the Premises and notwithstanding that the Landlord's consent for so doing may have been obtained or have been given or be deemed to have been given the Landlord may at its sole discretion require the Tenant to leave behind all such alterations, fixtures, fittings or additions any part or portion thereof or at the Tenant's sole cost and expense to reinstate or remove or do away with all or any such alterations fixtures, fittings or additions or any part or portion thereof and to make good and repair in a proper and workmanlike manner and damage to the Premises and the Landlord’s Provisions therein as a result thereof before delivering up the Premises to the Landlord. For the avoidance of doubt, the Landlord shall not be required to pay any compensation or cost to the Tenant for the retention of all or any such alterations, fixtures, fittings or additions or any part or portion thereof, if any.
		(b)	Notwithstanding anything herein contained, if the Tenant shall fail to reinstate the Premises in accordance with the provisions herein at the expiration or sooner determination of this Agreement, the Landlord shall be entitled (but without prejudice to any other entitlements and rights which the Landlord may have against the Tenant) to recover from the Tenant as a debt an administration charge equivalent to 10% of the reinstatement costs incurred/to be incurred in respect of the Premises in addition to the said reinstatement costs.

3.31	At the expiry or sooner determination of the tenancy hereby created, to specially authorize the Landlord, its servants or agents to treat any item, object, equipment, furniture, fixture or property whatsoever (herein collectively referred to as “the Items”) placed or left in the Premises as abandoned by the Tenant and to dispose of the same in whatsoever manner the Landlord shall in its absolute discretion decide and deem fit without obtaining any further consent from nor giving any further notice to the Tenant and any expense in connection therewith shall be paid by the Tenant to the Landlord on demand or by deduction from the Deposit provided herein. The Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any loss caused by or related to the presence of the Items on the Premises and/or the removal thereof from the Premises.

Deed of Mutual Covenant	3.32	To observe and comply with and perform all the covenants terms and provisions restrictions and prohibitions contained in the Deed of Mutual Covenant (including but not limited to the Building Rules incorporated therein (if any)), the Estate Rules, the House Rules, the Sub Deed of Mutual Covenant (if any) and the Deed of Grant of Right of Way (if any) relating to The Mall and/or the Estate and not to commit any breach, non-observance or non-performance thereof and shall indemnify the Landlord against the breach non-observance or non-performance thereof. Subject to clause 5.20 of this Agreement, in the event that the Landlord shall give consent to the Tenant subletting, lending or sharing possession of the Premises, the Tenant shall procure the sub-tenant(s) of and/or person(s) sharing the possession or in occupation of the Premises to observe and comply with and perform all the covenants, terms and provisions, restrictions and prohibitions contained in the Deed of Mutual Covenant (including but not limited to the Building Rules incorporated therein (if any)), the Estate Rules, the House Rules, the Sub Deed of Mutual Covenant (if any) and the Deed of Grant of Right of Way (if any) relating to The Mall and/or the Estate and not to commit any breach or non-observance or non-performance thereof and shall indemnify the Landlord against the breach, non-observance or non-performance thereof.

To register/licence business	3.33	Prior to commencement of the Tenant’s business as specified in Part VIII of Schedule hereto (“the Business”) at the Premises, to obtain all required licences, consents, permissions and approvals for and to register the Business in accordance with the provisions of the Business Registration Ordnance (Chapter 310 of Laws of Hong Kong) and to keep the Business registered and licenced as aforesaid throughout the Term of this Agreement.

Removal of Structures, etc.	3.34	If and whenever required by the Building Authority or any relevant government or statutory authorities or the Manager during the Term, to remove any structures, erections, partitions and other alterations to or at the Premises which were or have been put up or added or made by the Tenant (irrespective of whether the same were done with the Landlord’s approval) and make good all damage caused by such removal at Tenant’s own costs and expenses. The Landlord shall not be responsible to the Tenant for any loss or expenses suffered or incurred by the Tenant in any way as a result of such removal in any circumstances whatsoever.

Decorate once in every three years and end of term	3.35	(a)	At the expiration of each period of three (3) years during the Term and also in the last three (3) months thereof whether determined by effluxion of time or otherwise, to paint, french polish or otherwise treat as the case may require all the wood and metal work within the Premises in a good workmanlike manner and grain varnish and clean the parts of the Premises usually grained, varnished and cleaned and to paint or paper with good quality materials in a good workmanlike manner all walls and ceilings of the Premises usually painted or papered as the case may require, such decoration in the last three (3) months of the Term to be executed in such colours patterns and materials as the Landlord may require.

(b)	To inform the Landlord in writing of the completion of the re-decoration works carried out at the Premises pursuant to this clause 3.35 hereof so as to enable the Landlord to carry out inspection and not to commence the Business in the Premises after re-decoration unless a formal notice in writing is served by the Landlord on the Tenant informing the Tenant that the redecoration works have been completed to the satisfaction of the Landlord.
(c)	If the Tenant shall fail to observe and comply with this clause 3.35, the Landlord shall be entitled to exercise its rights of re-entry and termination under Clause 8.01 of Section VIII of this Agreement.

SECTION IV

LANDLORD'S OBLIGATIONS

	4.	The Landlord agrees with the Tenant as follows :-

Quiet Enjoyment	4.01	To permit the Tenant duly paying the Rent, Government Rates, Government Rent, Management Fees, Air-conditioning Charges, Promotional Levy and other charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions and obligations herein contained and on the Tenant’s part to be observed and performed to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

Property Tax	4.02	To pay the Property Tax attributable to or payable in respect of the Premises.

Roof & Main Structure	4.03	To maintain and keep or cause to be maintained and kept the roofs, main electricity supply, main cables, main drains, main water pipes, main walls, floors and exterior window frames of The Mall therein in a proper and substantial state of repair and condition Provided that the Landlord shall not be liable for breach of this Clause unless and until written notice of any defect or want of repair shall have been given to the Landlord by the Tenant and the Landlord shall have failed to take reasonable steps to repair or remedy the same within a reasonable period after the service on it of such notice.

Common Facilities	4.04	To use all reasonable endeavours to maintain or cause to be maintained the escalators, fire services equipment, security installations and air-conditioning plant and water chilling apparatus and other services provided for common use within The Mall but not within the Premises in proper working order and condition.

Supply of Air-conditioning	4.05	(a)	Subject to feasibility and Subject always to Sub-Clauses 4.03 and 4.06 of Section IV hereof and to Sub-Clause 6.01 (i) of Section VI hereof the Landlord may supply air-conditioning (if applicable and any) to the Premises during the Normal Business Hours of The Mall;
		(b)	Subject to feasibility and Subject always to Sub-Clauses 4.03 and 4.06 of Section IV hereof and to Sub-Clause 6.01 (i) of Section Vi hereof the Landlord may normally supply air-conditioning (if applicable and any) during hours outside Normal Business Hours upon request being made by the Tenant to the Landlord. The cost for such additional hours of air-conditioning supply from time to time shall be determined by the Landlord and/or the Manager whose decision shall be final and notified to the Tenant from time to time and shall be paid by the Tenant to the Landlord with the Rent and other charges payable under this Agreement and shall be recoverable by the Landlord as additional air-conditioning charges.

Rights Reserved to the Landlord	4.06	It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assigns and all persons having the like right) throughout the Term:-

(a)	the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving The Mall or any part of the Estate or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises to inspect, repair, replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided That in the exercise of this latter right the Landlord shall cause as little damage or inconvenience to the Tenant as possible;
(b)	the full and free right and liberty to enter upon the Premises in the circumstances in which the covenants by the Tenant contained in this Agreement permit such entry and in particular but without prejudice to the generality of the foregoing, the right to enter into and upon the Premises at all times for the purpose of obtaining access and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of The Mall on which any portion of the Premises is situated;
(c)	the right from time to time on giving notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the air-conditioning system, lifts, escalators, electric power, water supply and any other building service provided in or serving The Mall for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them;
(d)	the exclusive and unrestricted right and privileges to use or grant the right to use (whether by way of tenancy licence or in any form or manner whatsoever) all the outer walls for advertising purposes and to display, install, erect, affix or permit to be displayed, installed, erected or affixed thereon and thereto such advertising signs or structures whatsoever (whether illuminated or not) as the Landlord shall think fit. The Tenant hereby acknowledges and agrees to waive any rights whatsoever it may have against the Landlord or its successors in title or person deriving interest from the Landlord in respect of the displaying, installing, creating or affixing of such advertising signs or structures;
(e)	the right to grant licence of space to any telecommunication companies for installation and erection of any telecommunication system, wiring, conduit, cabling, etc. at the Premises, common areas or elsewhere in The Mall at the Landlord and/or its agent's sole discretion;
(f)	the right to alter, maintain or repair any adjoining premises or their services;
(g)	the right to inspect the Premises and any alterations or additions being carried out;
(h)	the right to enter into the Premises to complete an inventory of the Landlord’s Provisions and the items to be yielded up at the end of the Term;
(i)	the right to enter into the Premises for security purposes;
(j)	the right to enter into the Premises to remedy any breach of the Tenant’s covenants in this Agreement; and
(k)	other reservations and rights reserved unto the Landlord as the Registered Owner under the Deed of Mutual Covenant.

SECTION V

RESTRICTIONS AND PROHIBITIONS

5.	The Tenant hereby further agrees with the Landlord as follows:-

Installation & Alterations	5.01	(a)	Not without the previous written consent of the Landlord to erect, install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any alterations or additions to the electrical wiring installation air-conditioning plant or ducting (if any) and lighting fixtures or any part thereof or other Landlord's fixtures and fittings and the Landlord’s Provisions nor without the like consent to install or permit or suffer to be installed any plant equipment apparatus or machinery including any safe or other object which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary. All fees incurred by the Landlord in obtaining the approval of its architects to the location of heavy objects shall be borne by the Tenant and payment therefor may be imposed as a pre-requisite to the Tenant receiving such consent;
		(b)	Not to install any air-conditioning plant or equipment of any kind on or within or at any part of the Premises without the prior consent of the Landlord in writing AND the Tenant shall comply with the directions and instructions of the Landlord regarding such installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused by the installation operation defect or removal of such air-conditioning plant or equipment;
		(c)	Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in The Mall nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical installations in The Mall nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical main or wiring or which consumes electricity not metered through the Tenant's separate meter;
		(d)	Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in The Mall;
		(e)	In carrying out any approved work hereunder the Tenant its servants, agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord, the Manager or other authorized representatives in connection with the carrying out of such work;
		(f)	Any fees or expenses incurred by the Landlord and/or the Manager in connection with the giving of consents hereunder shall be borne by the Tenant.

Injury to Main Walls	5.02	(a)	Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or other part of the fabric of the Premises.
		(b)	Not to suspend or to permit or suffer to be suspended any excessive weight from the main structure of the Premises.

Alterations to Exterior	5.03	Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises save as provided in Clause 5.07 of Section V hereof.

Obstructions to Outside Windows	5.04	Not to block up, darken or obstruct or obscure any shop front window or any other window or lights belonging to the Premises without having obtained the express written consent of Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose.

Not to erect gates or grilles	5.05	Not to erect or install doors, gates, metal grilles, shutters or other similar installation whatsoever whether temporary or permanent at the doorway or entrance to the Premises or at any of the fire exits therefrom nor erect any such doors or metal grille or shutter or gate that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations

Noise	5.06	Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from rediffusion, television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or any vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be a nuisance to the tenants or occupiers of adjacent or neighbouring premises or to users and customers of the same or to the Landlord and in the event of the Tenant's permitted business use of the Premises as defined in Part VIII of the Schedule hereto requiring any sound or noise to be produced or reproduced within the Premises or any part thereof to install and maintain to the satisfaction of the Landlord appropriate and adequate sound absorbing and insulating material so as to prevent such sound or noise from escaping from the Premises and from becoming a nuisance or annoyance to other tenants or occupiers of The Mall or any part thereof or of other parts of the Estate or any adjoining or adjacent premises. The Tenant acknowledges that the Manager’s opinion on whether a nuisance has been created is conclusive and binding.

Signs	5.07	(a)	Save as permitted pursuant to Special Condition (2) of Part IX of the Schedule hereof not to exhibit or display on or affix to the exterior of the Premises any writing sign signboard advertisement placard slogan stickers or other device object figure decoration sculpture whether illuminated or not which may be visible from outside the Premises nor to exhibit or display advertising signs or materials to the interior of any windows in the Premises unless the size and design are first approved in writing by the Landlord or the Manager nor to affix any writing sign signboard advertisement placard slogan stickers or other device object figure decoration sculpture in at or above any common area lobby landing or corridor of The Estate Provided always that the Tenant shall be entitled to have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard or signband at location to be designated by the Landlord at its absolute discretion . The Tenant shall not change its business name without the previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it shall think fit to show that no breach of Clause 5.20 of Section V hereof has taken place or is about to take place.

		(b)	All notices, banners, flags, posters, advertisements, for sal© signs or any other purposes shall not be posted immediately on the glass shop front of the Premises. If the Tenant wishes to put up advertising signs or posters along the shop front of the Premises, the Tenant shall procure the installation of acrylic framed hanging systems or stands specified and approved in writing by the Landlord and/or the Manager. The Landlord and/or the Manager shall be entitled to remove all notices, banners, flags, posters, advertisements, for sale signs and strings of sale flags which are in breach of the aforesaid condition. The Tenant shall reimburse the Landlord and/or the Manager on demand the cost and expenses of and incidental to the removal of the same and indemnify the Landlord and/or the Manager against all losses claims damages and expenses of and against the Landlord and/or the Manager in respect thereof.

Auction & Sales	5.08	Not to conduct or permit any auction bankruptcy close-out or similar sale of things or properties of any kind to take place nor utilize any unethical type of business operation on the Premises Provided that this Clause shall not preclude the conduct of genuine, periodic, seasonal or promotional sales.

Illegal Immoral or Improper Use	5.09	Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal, immoral or improper purposes or in any way so as to cause nuisance or annoyance, inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

No Touting	5.10	Not to tout or solicit or procure or permit any touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within The Mall or any other part of the Estate by any of the Tenant's servants, agents or licensees.

Sleeping or Domestic use	5.11	Not to use the Premises or any part thereof as sleeping quarters apartment house, guest house or hostel or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain on the Premises overnight.

Manufacture & Storage of Merchandise	5.12	Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock reasonably required in connection with the Tenant's business carried on therein nor to keep or store or cause or permit or suffer to be kept or stored any arms ammunition gun-powder salt-petre kerosene or other unlawful, explosive, hazardous or combustible goods or substance or any dangerous prohibited goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any Statutory modification or re-enactment thereof. In particular, the Tenant agrees not to use the Premises for any offensive trade as prescribed from time to time by Section 48 of the Public Health and Municipal Service Ordinance.

User	5.13	Not to use the Premises for any purpose other than the purpose specified in Part VIII of the Schedule hereto. In particular, the Tenant agrees and undertakes not to use or permit or suffer the Premises or any part or parts thereof to be used for the purpose of a funeral parlour, coffin shop, temple or Buddhist hall or for the performance of the ceremony known as “Ta Chai ( fj'fw ) ” or for any similar ceremony or as a hostess club, massage parlour or any trade or business which is in the opinion of the Landlord or the Manager for the time being noisy, noisome, offensive or otherwise inconsistent or incompatible with the standard to which The Mall is being maintained from time to time. In carrying the business or trade as approved by the Landlord, the Tenant shall not contravene any restriction or prohibition imposed by any appropriate Government authorities. The Tenant shall from time to time indemnify and keep the Landlord indemnified against any or all of the liabilities which the Landlord may incur in connection with the business and operation of the Tenant’s shop at the Premises including but not limited to all claims, costs, expenses and/or interests in no less than the amount(s) as may be ordered against the Landlord by the relevant court or tribunal or under any arbitration award, actions, proceedings, and losses in respect of or in connection with the business and operation of the Tenant’s shop at the Premises which the Landlord may suffer and incur and to pay the amount of such liabilities to the Landlord on demand.

Obstruction in Passages	5.14	Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee or licensee of the Tenant any boxes, furniture, articles or rubbish in the entrances or any of the staircases, passages or landings of The Mall used in common with other tenants or the Landlord or otherwise encumber the same and the Landlord shall be entitled without notice and at the Tenant's risk and expense to remove and dispose of as it sees fit any such material aforesaid and the Landlord shall not thereby incur any liability to the Tenant or any other person whomsoever and the Tenant shall indemnify the Landlord against all losses, claims, damages and expenses of and against the Landlord in respect thereof.

Parking & Loading	5.15	Not to park in, obstruct or otherwise use or permit to be parked in, obstructed or otherwise used by any employee, agent or licensee of the Tenant those areas of The Mall or of any other part of the Estate allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Landlord and /or the Manager.

Goods & Merchandise Outside the Premises	5.16	Not to place, expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the Premises.

Preparation of Food & Prevetion of Odour	5.17	Not to cause or permit any offensive or unusual odours arising out of the preparation of food upon the Premises (if so permitted under the terms of Part VIII of the Schedule hereto) and any other offensive or unusual odours to emanate from the Premises so as to cause in the Landlord's and/ or the Manager’s opinion a nuisance to other occupiers or users of The Mall or other parts of the Estate. If the Tenant is permitted to operate a restaurant under the terms of Part VIII of the Schedule, the Tenant shall keep at its own expenses all kitchens and cooking equipment and water apparatus used by it and its servants agents licensees and customers in good clean sanitary and tenantable repair and condition in accordance with the regulations or bye-laws of the Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) and other Government authorities concerned.

Food by Serviceways	5.18	Not to permit or allow any food stuffs or food containers to be brought onto or removed from the Premises except by way of service entrances service exits and (if any) service lifts or otherwise as may be directed by the Landlord and/or the Manager from time to time.

Animals, Pets & Infestation	5.19	Not to keep or permit or suffer to be kept any pets, animals, live poultry or livestock inside the Premises and to take all such reasonable steps and precautions to the satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant at the Tenant's costs to employ such pest extermination contractors of reasonably competent skill by relevant industry standard to be recommended or approved in advance by the Landlord and at such intervals as the Landlord may direct.

Alienation	5.20	Not to assign, underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The tenancy shall be personal to the Tenant named in the Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

(i)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(ii)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant), the death, insanity or disability of that individual to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual;
(iii)	In the case of a tenant which is a corporation any take-over reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;
(iv)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same;
(v)	The change of the Tenant's business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its absolute discretion.

Breach of Government Lease	5.21	Not to cause or suffer or permit any contravention of the negative or restrictive provisions of the Government Lease or the Grant under which the Landlord holds the Premises or the Deed of Mutual Covenant or any Sub-Deed of Mutual Covenant or the Deed of Grant of Right of Way affecting The Mall or the Estate or the House Rules or the Estate Rules and to indemnify the Landlord against any such breach.

Breach of Insurance Policy	5.22	Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

Prohibited Names	5.23	Save and except to indicate the address of the Tenant not to name or include in the name of the business or company controlled or operated by the Tenant the word "Cheung Kong (-ft ;!)" or “Sun Hung Kai or the name of The Mall or the Estate as may be designated by the Landlord from time to time whether alone or in any combination thereof or in conjunction with other word or symbol or any name similar thereto and not any time to change the name of the business or company of the Tenant to include any such word as aforesaid.

Discharge of Effluent	5.24	Not to discharge or permit or suffer to be discharged any dangerous, poisonous, corrosive or unlawful effluent into any pipe or drain of The Mall.

Locks, Bolts and Fittings on the Entrance Door	5.25	Not without the written consent of the Landlord to alter the locks, bolts and fittings on the entrance doors to the Premises nor to install any additional locks, bolts or fittings thereon.

Aerial	5.26	Not to erect any aerial on the corridor(s), roof(s) or walls of The Mall nor the ceiling(s) or walls of the Premises.

Passenger Lifts	5.27	Not to use any passenger lift or escalator of The Mall as a means of transportation for the goods and merchandise of the Tenant and to be responsible for any damage caused by any breach of this Clause by the Tenant, its employee, agent, licensee, contractor or customer.

Maximum Capacity of Lifts	5.28	Not to overload or permit to be overloaded any lift in The Mall in excess of its maximum capacity and to be responsible for any damage caused by any breach of this Clause by the Tenant, its employee, agent, licensee, contractor or customer.

Fabric or Decorative Features of Common Areas	5.29	Not to damage, injure or deface any part of the fabric or decorative features of the common areas, stairs, lifts and escalators of the Estate including any trees plants and shrubs therein and thereabout.

Toilet Facilities	5.30	Not to use or permit or suffer the toilet facilities provided by the Landlord to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

Wiring, Cables or other Articles outside the Premises	5.31	Not to lay install affix or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landings, passages, lobbies or other parts of the Estate in common use.

Shrines or Religious Ceremonies	5.32	Not to place or install any shrines or tablets and not to conduct any religious ceremonies or permit any religious ceremonies to be conducted inside or outside the Premises.

Storage of Merchandise	5.33	Not to use the Premises for the storage of goods or merchandise other than in quantities consistent with the nature of the Tenant's business and not more than thirty percent (30%) of the area of the Premises shall be used for the storage of such goods or merchandize relating to the business of the Tenant.

Washing Dishes and Cooking Food and Vegetable	5.34	Not to use any areas of the Premises for the cleaning, washing or rinsing of dishes and/or cooking of food and vegetable without the approval of the Landlord in writing and where such approval is given to install and maintain in good order and effective repair and condition such drains channels and other water proofing measures so may be required by the Landlord to prevent the seepage, leakage or overflow of liquid.

Tenant’s Association	5.35	Not to form or organize or attempt or make any effort to form or organize any tenant's association or union jointly with any tenants of The Mall for whatever objectives or purposes throughout the Term.

Tenant's Goods Infringement of Logo, Trademark, etc.	5.36	(a)	The goods sold by the Tenant must be authentic, from proper and lawful source and in lawful possession and ownership of the Tenant for lawful sale by the Tenant.
		(b)	Not to infringe any logo or trade mark or other intellectual property right whatsoever of any person firm or company and the Tenant shall be under obligation to indemnify and keep the Landlord and/or its agent fully indemnified against any claims or liabilities arising from infringement of any logo or trade mark or other intellectual property whatsoever of any other person firm or company.

SECTION VI

EXCLUSIONS

6.	IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that notwithstanding anything contained in this Agreement to the contrary the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever :-

Break-down of Lifts, Air-Conditioning, Utilities	6.01	(i)	In respect of any loss of profit or of business or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts, fire and security services equipments, heat ventilation, air-conditioning system, facilities or apparatus for electric power, water supplies or telecommunication service or any other building service provided in or serving The Mall; or
Fire and Overflow of Liquid		(ii)	In respect of any loss of profit or of business or loss of life or loss injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes, smoke, fire or any other substance or thing or the overflow or leakage of liquid from anywhere within The Mall or any other part of the Estate, the influx of rainwater or other substances into, or the activity of termites, roaches, rats, mites or other pests or vermin in The Mall or in the Premises; or
Security		(iii)	For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant; nor shall the Rent, Government Rates, Government Rent, Management Fees and Air-conditioning Charges Promotional Levy or other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing. Nothing in the aforesaid shall be construed as imposing on the Landlord any duty to insure against any of the above liabilities which the Tenant hereby agrees that the Tenant shall not in any event hold the Landlord or its agent, servant or employee liable therefor.

SECTION VII

ABATEMENT OF RENT

Suspension of Rent in case of Fire	7.	If the Premises or The Mall or any part thereof shall at any time during the tenancy be destroyed or damaged or become inaccessible owing to fire, water, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground or any calamity beyond the control of the Landlord so as to render the Premises unfit for commercial use or inaccessible and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy monies refuses in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the Premises or The Mall shall be condemned as a dangerous structure or a demolition order or closure order shall become operative in respect of the Premises or The Mall then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended from the succeeding month until the Premises or The Mall shall again be rendered accessible and fit for commercial use and any dispute concerning this Clause shall be determined in accordance with the Arbitration Ordinance (Chapter 609 of the Laws of Hong Kong) or any statutory enactment in that behalf for the time being in force Provided Always that the Landlord shall not be required to reinstate the Premises if by reason of their condition or any local regulations or in the opinion of the Landlord it is not economical or practicable or reasonable so to do.

SECTION VIII

DEFAULT

	8.	It is hereby expressly agreed and declared as follows:-

Default	8.01	If the Rent and/or Government Rates and/or Government Rent and/or Management Fees and/or Air-conditioning Charges and/ or Promotional Levy and/or any other sums payable hereunder or any part thereof shall be in arrears for fifteen (15) days after the same shall become payable (whether formally demanded or not) or if there shall be any breach or non-observance or non-performance of any of the agreements, stipulations, terms or conditions herein contained and on the part of the Tenant to be observed or performed which the Tenant shall fail to rectify or take all necessary steps towards rectification within a period of fifteen (15) days of being advised in writing of the breach or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangements with its creditors or have any encumbrance taken possession of any of its assets in circumstances in which the Landlord shall have reasonable grounds for believing that the ability of the Tenant to pay the rentals and other charges hereby reserved and to observe and perform its obligations under this Agreement shall have been prejudiced or put at risk or have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgement that may be given in any action against it after final appeal or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer any execution to be levied upon the Premises or otherwise on the Tenant's goods or if in such circumstances as aforesaid the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or should any event occur or proceedings be taken with respect of the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right or action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms or conditions of this Agreement and the deposit paid hereunder shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained or may sustain. A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in the manner as stipulated in Clause 9.01 of Section IX hereunder.

Interest	8.02	Notwithstanding anything herein contained in the event of default in payment of rent or other monies payable by the Tenant hereunder for a period of fifteen (15) days from the date when payment is due (whether formally demanded or not) the Tenant shall pay to the Landlord on demand daily compound interest on all such sums outstanding at the yearly rate of twelve percent (12%) calculated from the date on which the same shall be due for payment (in accordance with the provisions contained in that behalf herein) until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of such interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Agreement Provided that the Landlord shall be entitled upon giving written notice to the Tenant to appropriate the rent or any sums received from the Tenant (or any part thereof) for the settlement of such compound interest as accrued and in such event the Tenant shall forthwith make further payment for any deficiencies in the amount payable

Acceptance of Rent	8.03	The acceptance of any rent by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

Acts of Employees Invitees & Licensees	8.04	For the purpose of these presents any act default neglect or omission of any guest, visitor, servants, contractor, employee, agent, invitee and licensee of the Tenant shall be deemed to be act, default, neglect or omission of the Tenant.

Distraint	8.05	For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7 of the Laws of Hong Kong) and of this Agreement, the Rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

Arrears	8.06	Notwithstanding anything hereinbefore contained, if the Tenant shall fail to pay the Rent or any sums payable hereunder or any part thereof on the days and in the manner hereinbefore stipulated, the Landlord shall be entitled (but without prejudice to any other entitlement and right of the Landlord may possess) to recover from the Tenant as a debt the following expenses incurred by the Landlord in the course of recovering the said rent or sums payable hereunder or any part thereof :-

(i)	a sum of HK$500.00 (Hong Kong Dollars Five Hundred Only) being late payment administration charges for additional work incurred by the Landlord’s staff or agent;
(ii)	all solicitor’s and counsel’s fee (on a solicitor and own client basis) and court fees incurred by the Landlord; and
(iii)	any other fees paid to debt-collectors appointed by the Landlord.

SECTION IX

DEPOSIT

Deposit	9.01	The Tenant shall on the signing hereof deposit with the Landlord the sum or sums specified in Part VII of the Schedule hereto to secure the due observance and performance by the Tenant of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed (hereinafter referred to as “the Deposit”) which said deposit shall be held by the Landlord throughout the Term free of any interest to the Tenant with the right for the Landlord (without prejudice to the Landlord’s right under Clause 8.01 of Section VIII hereof and any other right or remedy hereunder) to deduct therefrom the amount of any Rent, Management Fees, Air-conditioning Charges, Government Rent, Government Rates, Promotional Levy and other charges payable hereunder and any costs, expenses, loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements, stipulations, terms or conditions. In the event of any deduction being made by the Landlord from the Deposit in accordance herewith during the Term, the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

Increase in Deposit	9.02	The amount of the Deposit shall be increased following each and any review in rent to market rent review in the Management Fees, Air-conditioning Charges, Government Rates, Government Rent and Promotional Levy provided for herein to a sum equal to six (6) months’ Rent, Management Fees, Air-conditioning Charges, Government Rates, Government Rent and Promotional Levy at the rates payable therefor at the date or dates of the rent review or reviews in the Management Fees, Air-conditioning Charges, Government Rates, Government Rent and Promotional Levy and the Tenant shall make payment accordingly and the provisions of this Section IX shall apply to such further deposits.

Repayment of Deposit	9.03	Subject as aforesaid, the Deposit and any further deposits paid shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord or thirty (30) days after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of Rent, Management Fees, Air-conditioning Charges, Government Rates, Government Rent and Promotional Levy and other charges and for any breach, non-observance or non-performance of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

Transfer of Deposit	9.04	Notwithstanding anything herein contained, the Tenant hereby expressly agreed that in the event of the Landlord assigning or transferring the ownership of the Premises to any person (“the New Landlord”) prior to the termination of the Term subject to and with the benefit of this Agreement, the Landlord may, as the Tenant hereby consents and authorises the Landlord so to do, transfer the Deposit paid by the Tenant hereunder (less any deduction which the Landlord may make according to the terms of this Agreement and the Deposit or the balance thereof after the said deduction shall hereinafter be referred to as “the Refunding Deposit”) to the New Landlord and in that event the Tenant shall waive all claims against the Landlord for the refund of the Refunding Deposit but nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Landlord for refund of the same AND a written notice sent by the Landlord or the Landlord’s Solicitors by ordinary post to the Tenant to the address stated herein notifying the change of ownership of the Premises shall be conclusive evidence that the Refunding Deposit has been transferred to the New Landlord unless the contrary intention is expressed in the said notice.

SECTION X

RULES AND REGULATIONS

Introduction of Rules and Regulations	10.01

The Landlord and/or the Manager shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such rules and regulations as it may consider necessary for the proper operation and maintenance of the Premises, The Mall and the other parts of the Estate.

Conflict	10.02	Such rules and regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such rules and regulations and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

Exclusion of Liability	10.03

The Landlord and/or the Manager shall not be liable for any loss and damage howsoever caused arising from any non-enforcement of the rules and regulations or non-observance or non-performance thereof by any third party.

Government’s consents	10.04

The Tenant will appoint and employ (at his own cost) such authorized person (as defined in the Buildings Ordinance (Chapter 123 of the Laws of Hong Kong)) and/or such consultants who are competent in providing advice on a particular issue as may be recommended or approved in advance by the Landlord to apply for and obtain the relevant consents of the relevant governmental authorities for the Tenant’s proposed usage and operation of the Premises Provided that the Landlord shall not be liable for any loss or damage or inconvenience suffered or incurred by the Tenant by reason of or in consequence of the appointment of such authorized person and/or consultants, the refusal of the government to grant any such application and/or the grant of such application with or without conditions.

SECTION XI

EXCLUSION OF WARRANTIES

11.	The Landlord does not represent or warrant that the Premises are suitable for the use or purposes to which the Tenant proposes to put them and the Tenant shall satisfy himself or shall be deemed to have satisfied himself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that it will at its own expense apply for any requisite licence(s), permit(s), consent(s), approval(s) and/or waiver(s) from all Government or Public Authorities in respect of the carrying on of the Tenant’s business therein and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with the conduct of such business by the Tenant in the Premises AND the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause.

SECTION XII

SALE OF THE PREMISES OR REDEVELOPMENT OF THE MALL

12.	(a)	It is hereby agreed that notwithstanding anything hereinbefore contained to the contrary, at any time during the Term, if the Landlord shall resolve to sell the Premises or resolve to re-develop the Premises or The Mall or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise either alone or jointly with the owner or owners of the other premises of The Mall and/or the Estate, or if there shall be a transfer of 50% or above of the shareholdings of the Landlord, then in any of such events the Landlord shall have the right upon giving six (6) months’ prior notice in writing to the Tenant to terminate this Agreement and this tenancy shall datermin© upon th© expiration of such notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out. The Tenant shall deliver vacant possession of the Premises to the Landlord upon the expiration of the said notice and shall not be entitled to claim any damages or compensation in respect of such early determination;

	(b)	For the purpose of this Clause and Agreement, the Landlord is deemed to have resolved to sell the Premises or to re-develop the Premises or The Mall or any part thereof if the Landlord has passed a resolution by its Board of Directors to the effect that the Landlord intends to sell the Premises or re-develop the Premises or The Mall or any part thereof as aforesaid, and in respect of a transfer of 50% or above of the shareholdings of the Landlord such transfer shall be deemed to have taken place if the board of directors of the transferor has passed a resolution approving such transfer;

(c)	It is also agreed and declared notwithstanding any other provision herein and notwithstanding any law to the contrary, the Tenant’s right(s) of option to renew (if any) shall extinguish and determine upon the service of the said notice of termination (whether the same shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such early determination of right(s) of option to renew (if any).

SECTION XIII

INTERPRETATION AND MISCELLANEOUS

The Mall	13.01	References herein to “The Mall” means the commercial development known as “THE PACIFICA MALL ” erected on New Kowloon Inland Lot No.6275, Kowloon, Hong Kong forming part of the Estate.

The Estate	13.02	References herein to “the Estate” means the development known as “THE PACIFICA ” comprising, inter alia, The Mall at New Kowloon Inland Lot No.6275, Kowloon, Hong Kong.

Name of the Estate and the Mall	13.03	The Landlord reserves the right to name the Estate and The Mall with any such name or style as in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss, expense or inconvenience caused to the Tenant as a consequence thereof provided that the Landlord shall give the Tenant not less than two (2) months’ notice of its intention so to do.

Alterations to the Estate	13.04	The Landlord reserves the right from time to time to improve, extend, add to or reduce The Mall and the Estate or in any manner whatsoever alter or deal with The Mall and the Estate (other than the Premises) Provided always that in exercising such right the Landlord will endeavour to cause as little inconvenience to the Tenant as is practicable in the circumstances and make good any damage caused to the Premises within a reasonable period of time. The Landlord shall also have the right at any time without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor to change the arrangement and/or location of entrances, passageways, doors, doorways, corridors, landings, staircases, lobbies, lifts, escalators, toilets or other public or common parts of The Mall or the Estate or any services or apparatus serving The Mall or the Estate.

Normal Business Hours	13.05	The Premises shall be open to the public for business between the hours of 10:00 a.m. and 10:00 p.m. on all days of the year (“Normal Business Hours”) Provided always that Normal Business Hours may be altered from time to time by the Landlord at its absolute discretion.

Functions & Display	13.06	Notwithstanding anything herein contained or implied to the contrary the Landlord may permit any person or organization to hold any functions or exhibition or display any merchandise in any part or parts of the common areas of the Estate and The Mall at such times and upon such terms and conditions as the Landlord may in its absolute discretion think fit.

Public Address System	13.07	Notwithstanding anything herein contained or implied to the contrary the Landlord may provide and install a public address system throughout the common areas of The Mall and may play, relay or broadcast or permit any other person to play, relay or broadcast recorded music or public announcements thereon.

Condonation not a Waiver	13.08	No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the agreement, stipulations, terms and conditions herein contained shall operate as a waiver of the Landlord’s right hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defect or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Letting Notices & Entry	13.09	During the three (3) months immediately before the expiration or sooner determination of the Term of tenancy, the Tenant shall permit all persons having written authority to enter and view the Premises and every part thereof at all times PROVIDED FURTHER that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall require during the aforementioned period of three (3) months.

Service of Notice	13.10	Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by ordinary post or left at the Premises or at the last known address of the Tenant. Any notice required to be served on the Landlord shall be sufficiently served if delivered or despatched by ordinary post to the registered office of the Landlord from time to time. A notice sent by ordinary post shall be deemed to be given at the time and date of posting.

Ordinance and Regulation of Hong Kong	13.11	The Tenant hereby declares that at the expiration or sooner determination of this Agreement the Tenant will not invoke or seek to avail itself of any protection of which may or shall hereafter be afforded by any ordinance or regulation of Hong Kong protecting tenants or lessees from eviction but will promptly and punctually quit and deliver up possession of the Premises at the expiration of this Agreement or sooner determination in accordance with Clause 3.30 of Section III hereof.

Gender	13.12

In this Agreement if the context otherwise permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine, feminine or neuter gender shall include the other of tnem and references to persons shall include bodies corporate or unincorporate.

Marginal Notes, Headings & Index	13.13	The marginal notes, headings and index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Stamp Duty & Costs	13.14	All legal costs of and incidental to the preparing completing and stamping of this Agreement and its duplicate together with the stamp duty, registration foe (if any) and other disbursements on this Agreement and its duplicate shall be borne and paid by the parties hereto in equal shares Provided that if the Tenant engages another firm of Solicitors to act for it then the Tenant shall pay the Landlord’s Solicitors half of the full scale charges for the preparation of this Agreement as stipulated by the Law Society of Hong Kong plus half share of stamp duty, registration fee (if any) and other disbursements on this Agreement and its duplicate.

Entire Agreement	13.15	This Agreement including the Schedules hereto constitutes the entire agreement between the parties hereto with respect to the tenancy of the Premises and contains all the agreements, representations, warranties and conditions between the parties in connection therewith and supersedes all previous agreements, warranties, representations, understanding, negotiations and discussions, whether written or oral, of the parties in relation thereto (including without limitation any letter of offer and letter of acceptance, if any, which may have been issued and executed prior to this Agreement by the parties hereto, their employees or agents). The Tenant acknowledges that, in entering into this Agreement, the Tenant has not at any time relied on any representation or warranty given by or on behalf of the Landlord. This Agreement shall not be amended or modified in any respect except as expressly provided for herein or by mutual agreement of the parties hereto in writing.

No Fine	13.16	The Tenant acknowledges that no fine, premium, key money, construction money or other consideration has been paid or will be payable by the Tenant to the Landlord for the grant of this tenancy.

Special Conditions	13.17	The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions set out in Part IX of the Schedule hereto, and in the event of conflict between any of the Special Conditions and any of the provisions of this Agreement the former shall prevail.

Mortgage or Charge	13.18	If the Premises are subject to any mortgage or charge the parties hereto agree to declare that this Agreement is conditional upon the legal chargee/mortgagee of the Premises giving its consent to the parties entering into this Agreement Provided that the Landlord shall use its best endeavours to obtain such consent and Provided that the Tenant shall sign or execute the documents required to procure such consent. In the event of the legal chargee/mortgagee failing or refusing to give its aforesaid consent for whatever reason this Agreement shall be automatically cancelled as if the same had not been made whereupon the Landlord shall refund to the Tenant the Deposit paid hereunder but without interest or compensation and the Tenant shall immediately vacate the Premises if it had already entered into possession thereof and neither party shall have any further claim against the other. Further and in consideration of the legal chargee/mortgagee giving its aforesaid consent the Tenant agrees to waive his right (if any) to claim against the legal chargee/mortgagee for the return of the Deposit paid by the Tenant hereunder in the event of the legal chargee/mortgagee entering into possession of the Premises in the exercise of its right and power conferred on the legal chargee/mortgagee by the relevant legal charge/mortgage.

Registration of Memorandum of Termination	13.19	Upon the termination or determination of this Agreement by the Landlord or the Tenant pursuant to any provisions herein contained, the Landlord shall have the right if this Agreement shall have been registered in the Land Registry to register in the relevant Land Registry a Memorandum of termination or determination of this Agreement duly signed by the Landlord.

Severability Clause	13.20	Any provision of this Agreement which is or declared by any court or tribunal of competent jurisdiction to be illegal invalid or unenforceable in any respect under the applicable law shall be severed from this Agreement to the maximum extend permissible by the applicable law without in any manner affecting the legality, validity or enforceability of the remaining provisions of this Agreement, all of which shall continue in full force and effect.

Delivery of Possession	13.21	The Premises shall be deemed to be handed over to the Tenant in the existing state and condition as it stands together with such items (“the Landlord’s Provisions”) provided by the Landlord as set out in Part X of the Schedule hereto.

Jurisdiction	13.22	This Tenancy Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto shall submit to the non-exclusive jurisdiction of the courts of Hong Kong.

Rights of Third Parties	13.23	Notwithstanding any other provisions of this Agreement, a person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce any provisions of this Agreement. For the avoidance of doubt, this provision does not affect any right or remedy of a third party which exists or is available apart from the said Ordinance.

Reference	13.24	The reference to “Hong Kong” shall mean the Hong Kong Special Administrative Region and “the Government” shall mean the Government of the Hong Kong Special Administrative Region.

GREEN LEASE

14.	It is hereby expressly agreed that the Landlord, in its endeavours to promote sustainable practices in the Mall, shall during the Term, set up designated bins to promote recycling for certain materials including but not limited to paper, metals and plastic, publish eco-tips notifications for tenants at least annually containing green suggestions and/or initiatives on sustainability topics including but not limited to energy, water and/or waste and shall designate a representative to act as the contact person to address any questions and suggestions on sustainability issues from the Tenant.

It is hereby expressly agreed that the Tenant, and the Tenant will procure that its contractors and employees shall during the Term, use reasonable endeavours to co-operate fully with the Landlord and/or the Manager to separate waste, recycle and dispose of waste into the designated bins including but not limited to paper, plastic, metals, minimise waste from alterations, additions or works and dispose of waste in a sustainable manner, if requested by the Landlord and/or the Manager, to use reasonable endeavours to provide with the Landlord and/or the Manager with information on energy, water and waste usage, adopt the green suggestions and/or initiatives on sustainability topics proposed by the Landlord and/or the Manager, and seek to reduce use of electricity, water, heating, and air conditioning.

AS WITNESS the hands of the parties hereto the day and year first above written.

THE SCHEDULE ABOVE REFERRED TO

PART I
Landlord :	DRAGON BEAUTY INTERNATIONAL LIMITED whose registered office is situate at 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

Tenant:	MAN PONG JEWELLERY LIMITED whose registered office is situate at Flat 14, 9/F, Nan Fung Commercial Centre, 19 Lam Lok Street, Kowloon Bay, Kowloon, Hong Kong.

PART II

Premises:	ALL THAT SHOP NO.31B on the SECOND FLOOR of The Mall (which said Shop is shown and coloured Pink on the Plan hereto annexed for the purpose of identification only).

PART III

Term :	THREE (3) YEARS FIXED commencing on the 1st day of October 2024 (the “Term Commencement Date”) and expiring on the 30th day of September 2027 (both days inclusive).

PART IV

Rent:

The monthly rental of the Premises for the Term shall be Hong Kong Dollars Twenty Five Thousand Seven Hundred Only (HK$25,700.00) exclusive of Government Rent, Government Rates, Promotional Levy, Management Fees, Air-conditioning Charges and other outgoings.

PART V

Management Fees and Air-conditioning Charges:

Management Fees at HK$2,472.00 per calendar month subject however to revision throughout the Term in accordance with Clause 2.02 of Section II hereof.

Air-conditioning Charges at HK$1,321.00 per calendar month subject however to revision throughout the Term in accordance with Clause 2.03 of Section II hereof.

Central air-conditioning will be supplied during the Normal Business Hours daily subject to revision at the Manager’s discretion. If the Tenant shall request for supply of central air-conditioning beyond such hours, it shall be supplied subject to feasibility and to payment by the Tenant of extra air-conditioning charges to be determined by the Landlord.

PART VA
Promotional Levy:	HK$327.00 per calendar month subject however to revision throughout the Term in accordance with Section II Clause 2.04.

PART VI

Government Rates:	HK$2,070.00 per quarter (Government Rates will commence to be payable on the commencement of the Term and subject to Government’s assessment).

Government Rent:	HK$1,242.00 per quarter (Government Rent will commence to be payable on the commencement of the Term and subject to Government’s assessment).

PART VII

Deposit:

Equivalent to SIX (6) months’ rent, Government Rates, Government Rent, Air-conditioning Charges, Management Fees and Promotional Levy in accordance with Section IX hereof while at the commencement of the Term shall be HK$185,544.00 to be paid before the Term Commencement Date.

PART VIII

User:

The Premises shall not be used for any purpose other than for the retail sales of diamonds, gem pearls, jadeite, karat gold, gold, watches and other jewellery only and for the Tenant’s lawful business carried on at the Premises shall trade under the style and name of or such other name to be approved by the Landlord. For the avoidance of any doubt, the Tenant shall not be granted any exclusive right in operating any particular trade I business in The Mall and the Landlord shall have the absolute right to lease any other shops in The Mall to any third parties carrying on trade / business which is the same or similar to the user of the Tenant.

PART IX SPECIAL CONDITIONS

Fitting Out Works	(1)	The Tenant hereby acknowledges and agrees that the Tenant shall be responsible for, at its own costs, all fitting out works for the interior of the Premises including but not limited to floor finishes, electrical installations, rewiring re-arrangement of air-conditioning, door contact alarm and sprinkler system, if required, and interior decoration, in order to render the Premises fit for the Tenant’s purposes subject to the Landlord’s and the Manager’s prior written approval. In particular, the Tenant shall at its own costs and expenses carry out and complete the aforesaid works within thirty (30) days after the Term Commencement Date in good and workmanlike manner using good materials and shall commence the business in accordance with the approved use provided in clause 1.02 and Part VIII of the Schedule hereto within thirty (30) days after the Term Commencement Date.

Display of Signs	(2)	The Tenant shall affix and install all signs for display of the Tenant’s trading name at the Tenant’s sole costs and subject to the Landlord’s prior written approval and the following conditions:-

(a)	the signs shall be affixed within the boundaries of the Premises;
(b)	the design and lettering for the signs shall be subject to the prior approval of the Landlord and/or the Manager of The Mall whose approval shall be at their respective absolute discretion;
(c)	the Tenant shall be solely responsible for the maintenance and repair of the signs and shall pay all costs and expenses of the lettering and the electricity consumed in illuminating the signs and shall indemnify the Landlord and/or the Manager of The Mall against all claims, actions, demands and proceedings arising from the signs or non-payment of the aforesaid costs and expenses.

No Exclusivity	(3)	This tenancy hereby created does not in any way whatsoever confer upon the Tenant any exclusive right in operating any particular trade/ business in The Mall or in the Estate and the Landlord or its Agent is entitled to lease or licence any part of The Mall or the Estate to other third parties for operation of trade/ business similar or identical to the Tenant’s trade/ business.

Disclosure of Information	(4)	The Tenant agrees and consents that any personal information of and relating to the Tenant at any time acquired, collected or otherwise held by the Landlord (whether relating to this Agreement or otherwise howsoever) and the relationship between the Tenant and the Landlord may from time to time be disclosed to and held and/or used (including disclosure in any public documents) by all or any of the holding company and/or holding entity and/or subsidiaries and/or affiliates of, and/or other individuals and/or organizations associated with, and/or professional bodies appointed by the Landlord (in Hong Kong or elsewhere) or to the new landlord or potential new landlord(s) and/or independent third party(ies) (within or outside Hong Kong) for the purpose of or in connection with this Agreement, the enforcement of this Agreement and/or anything arising out of this Agreement and/or any transactions, agreements, arrangements and/or dealings (whether past, present or proposed) between the Tenant and the Landlord and/or for or in connection with any purpose whatsoever as the Landlord shall in its absolute discretion consider appropriate.

Alteration of General Plans and/or area of the Premises, etc.	(5)	The Tenant acknowledges and agrees that the obligation of the Landlord under this Agreement is conditional on and subject to the right of the Landlord to alter the general plans and/or area of the Premises hereby agreed to be let and re-designate the location, area, layout and/or boundary and to alter the passage-way, circulation routes, toilets and/or other common facilities of The Mall whenever the Landlord considers necessary. The Tenant agrees to accept and not to raise any objection therefor.

	(6)

The Tenant understands and agrees that the rent, Management Fees, Air-conditioning Charges, Government Rent, Government Rates, Promotional Levy and all other outgoings in respect of the Premises shall be payable by the Tenant as from the Term Commencement Date in any event.

Handover Conditions	(7)

The Premises shall be deemed to be handed over to the Tenant in the existing state and condition as it stands together with the Landlord’s Provisions. The Tenant will fit out the Premises at the Tenant's own cost and time. All alteration, addition or upgrading work shall be done at the Tenant's own cost and time provided that prior approval from the Landlord or the Manager has to be obtained before commencement of any works. Upon the expiration or sooner determination of this tenancy, the Tenant shall at its own costs and expenses reinstate the Premises to bare-shell condition together with the Landlord's Provisions in a state and condition to the satisfaction of the Landlord.

Open Design	(8)	The Tenant agrees that an open design (as hereinafter defined) shall be adopted for the Premises. "Open Design" means all the shopfront windows as provided by the Landlord shall be kept clear and visible from the outside and shall not in any event be blocked by any walls and/or any other fixtures and fittings.

Reputation and Standing of The Mal	(9)	The Tenant understands and agrees to fit-out and/or decorate the Premises and frontage of the Premises to the satisfaction of the Landlord and to a standard and composition appropriate in the sole opinion of the Landlord to the reputation and standard of The Mall as a first class commercial complex and to alter any fit-out and/or decoration in or at the Premises forthwith upon being required by the Landlord or the Manager so to do on the ground that such fit-out and/or decoration will in the sole opinion of the Landlord prejudice the reputation or standing of The Mall as a first-class commercial complex.

		When carrying out the fitting-out works, the Tenant undertakes that:

Fitting-out Works	(10)	(i)	Any works involved the fire service system and air-conditioning system in The Mall shall be carried out at its own cost and expenses by contractors, which (a) possess reasonably competent skill by relevant industry standard; and (b) have been registered with the Landlord in the list(s) of such contractors which have been approved by the Landlord basing on the abovementioned requirements and criteria including in particular the maintenance contractor(s) who have/has been engaged by the Landlord for each relevant work (if any);

		(ii)	The Tenant shall comply with and procure its contractors agents to comply with all instructions and directions given by the Landlord, the Manager or their representatives; and

		(iii)	The Tenant shall be responsible for daily removal of all trash rubbish and surplus building material resulting from the Tenant's fitting-out works.

Miscellaneous Works	(11)	The Tenant is aware and acknowledges that at any time during the Term hereby created:-

(i)	the Landlord has the right to carry out construction/ rectification/ refurbishment/ fitting-out/ renovation/ alteration and/or addition/ reinstatement work (whether structural or not) within, outside and/or above the Estate and/or The Mall as the Landlord shall at its absolute discretion deem fit; and

(ii)	there will be construction/ rectification/ refurbishment fitting-out/ renovation/ alteration/ addition/ reinstatement works (whether structural or not) carried out by the Landlord and/or the Manager and/or other tenants or occupiers of the Estate and/or of The Mall which might cause inconvenience and/or disturbance and/or disruption and/or interference and/or nuisance and/or annoyance to the tenants or occupiers in the Estate and/or The Mall.

The Tenant hereby agrees and undertakes not to claim against the Landlord and/or the Manager for any loss damage or compensation in any form whatsoever suffered or may have sustained by the Tenant as a result of or in connection with or arising from any of the aforesaid works notwithstanding anything to the contrary herein contained and the Tenant further agrees to accept this Special Condition (11) and not to raise any objection thereto.

Miscellaneous Works	(12)	The Tenant agrees and understands that no representation or warranty has been given by the Landlord that the Premises are suitable for user as stipulated in Clause 1.02 and PART VIII of this Schedule. The Tenant shall therefore undertake at its sole responsibility and expense appoint such authorized person(s) as defined in the Buildings Ordinance (Chapter 123 of the Laws of Hong Kong) and/or consultant(s) who are competent in providing advice on a particular issue as may be recommended or approved in advance by the Landlord and carrying out all necessary works as may be approved by the Landlord for obtaining the necessary approval(s), consent(s), permit(s), licence(s), and/ or waiver(s) from the relevant government and/or other competent authority(ies) for the intending operation and user of the Premises prior to commencement of business provided that the Landlord shall not be liable for any loss or damage or inconvenience suffered or incurred by the Tenant by reason of or in consequence of the appointment of such authorized person(s) and/or consultant(s) or the refusal of the government and/or other competent authority(ies) to grant any such approval(s), consent(s), permit(s), licence(s) and/ or waiver(s) with or without conditions. The Tenant will not claim against the Landlord and/or the Manager for any loss, damages or compensation arising from any refusal.

Independent and Severable Clause	(13)	Each and every part of the clause sub-clause term condition stipulation or provision in this Agreement (save and except otherwise specified) shall be construed as an independent and severable part of this Agreement. In the event that any part of the clause sub-clause term condition stipulation or provision is found to be illegal invalid or unenforceable, such part thereof shall be deemed to have been severed from this Agreement and shall not affect the validity and enforceability of the other part of the clause sub-clause term condition stipulation or provision and any other parts of this Agreement whatsoever.

Transfer of Deposit	(14)	This Agreement is a renewal of the tenancy agreement dated 10th October 2022 made between the parties hereto in respect of the Premises ("the Existing Tenancy Agreement"). The deposit paid under the Existing Tenancy Agreement is in the sum of HK$181,548.00. Subject to the deduction of any outstanding claims and charges to be made by the Landlord under the terms of the Existing Tenancy Agreement, the Tenant agrees and confirms that the deposit in the sum of HK$181,548.00 paid by the Tenant to the Landlord under the Existing Tenancy Agreement shall be transferred by the Landlord towards payment of a part of the deposit payable under this Agreement upon the expiration of the term of the Existing Tenancy Agreement. The Tenant shall pay to the Landlord the balance of the deposit in the sum of HK$3,996.00 on or before the signing hereof. Upon such transfer, the Landlord is therefore discharged from its obligation under the Existing Tenancy Agreement to refund the deposit in the sum of HK$181,548.00 to the Tenant. If the Landlord shall have made any deduction from the deposit paid under the Existing Tenancy Agreement as aforesaid resulting in the balance thereof not sufficient to pay for the deposit hereunder, the Tenant shall forthwith (in any event not later than the Term Commencement Date) pay to the Landlord the balance thereof by way of cashier’s order so that the deposit paid under this Agreement shall be in the total sum of HK$185,544.00.

Breach of Existing Tenancy Agreement	(15)

This Agreement is subject to the compliance by the Tenant of all the terms and conditions contained in the Existing Tenancy Agreement. In the event the Tenant shall have committed any breach of the terms and conditions of the Existing Tenancy Agreement before the commencement of the Term and fails to rectify such breach after receiving from the Landlord 7 days written notice or upon the happening of any events which would have entitled the Landlord to forfeit the Existing Tenancy Agreement, then the Landlord shall have the right to forfeit this Agreement and all the deposit paid hereunder without prejudice to the Landlord’s right to claim any further damage which the Landlord shall have sustained or may sustain.

PARTX

THE LANDLORD'S PROVISIONS

A.	Off-form concrete ceiling.
B.	Standard shopfront and inter-tenancy partition and standard entrance doors in accordance with the Landlord’s specifications and design.
C.	Split type AC unit to be supplied and installed by the Landlord in the Premises in accordance with Landlord’s specifications and design.
D.	Sprinkler system as fitted.
E.	Electrical meter board located at Landlord's designated meter room.
F.	Lateral main tee-off from the busbar chamber inside Landlord’s meter room.
G.	Electricity provision of such capacity as designed by the Landlord with the power supply cut out from the Landlord’s meter room for completion of cable connection. A public trunking from meter room with tee-off conduit for laying the Tenant’s power cables is provided by Landlord. The Tenant shall be responsible for laying the cable from the meter room to the Premises. Electricity supply is to be applied by the Tenant at its own cost.
H.	A public trunking from meter room with tee-off conduit to the periphery of the Premises for telephone services is provided by Landlord. Telephone service will be applied by the Tenant at its own cost.

Remarks: The above provisions are for reference only and may be altered subject to final approval from the Landlord, the Government, final as-built drawings and final verification on site. It is the Tenant’s responsibility during the Term to upkeep, repair and maintain all the Landlord’s Provisions at the Tenant’s own cost expense and time and the Tenant shall indemnify the Landlord and be fully liable for all claims, losses, damages and compensation whatsoever arising therefrom or in connection herewith.

SIGNED by Yip Kin Ming for and on behalf of the Landlord, whose signature (s) is/are verified by	) ) ) ) )	/s/ Yip Kin Ming

Signed by Sze Kam Fak director(s)/person(s) duly authorized by the Board of Directors for and on behalf of Tenant in the presence of:-	) ) ) ) ) )	/s/ Sze Kam Fak

RECEIVED on or before the day and year
first above written of and from the Tenant the
above mentioned deposit of Hong Kong
Dollars One Hundred Eighty Five Thousand
Five Hundred Forty Four Only
(of which the sum of HK$181,548.00 shall be transferred )
from the deposit held under the Existing Tenancy Agreement upon commencement of the Term hereby created)
VERIFICATION of the signature(s) by /s/ Yeung Wai Kit, Solicitor, Hong Kong SAR, Woo Kuan Lee & Lo

The Pacifica Mall

9 Sham Shing Road. Lai Chi Kok

Dated the 8th day of October 2024

DRAGON BEAUTY INTERNATIONAL LIMITED

AND

MAN PONG JEWELLERY LIMITED

TENANCY AGREEMENT
of

Shop No.31B on the Second Floor of The Pacifica Mall
erected on All That piece or parcel of land registered in
the Land Registry as New Kowloon Inland Lot No.6275.

WOO KWAN LEE & LO
Solicitors & Notaries,
25th Floor, Jardine House,
Hong Kong.

Re: PI/YWK/530106030/ec